September 16, 2008

Solate Hotel Corporation

3rd Street, Bocas del Toro

Isla Colon, Panama

I agree to fund Solarte Hotel Corporation up to $300,000 as required for its development and its corporate expenses, as set forth in its Registration Statement on Form F-1.  Any amounts advanced by me shall be repayable at 8% interest and payable out of the proceeds of any public or private offering carried out by Solarte Hotel Corporation.

This agreement is not intended to confer any benefit from me upon any creditors of the corporation to pay the debts of Solarte Hotel Corporation.

/s/ Karen Campo, individually and as President of Esthetics World.